Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 333-67138, 333-50100, 333-41986, 333-38482, 333-83639, 333-58023, 333-58021, 333-28957, 333-28955, 333-05621, 33-94792, 33-94770, 33-79396, 33-79398) of BioSphere Medical, Inc. of our report dated January 21, 2003 (except Note Q, as to which the date is January 27, 2003), with respect to the consolidated financial statements of BioSphere Medical, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 28, 2003

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